LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made effective as of June 10, 2014 ("Effective Date"), by and between Genosys, INC, a Utah corporation having a principal place of business at 1132 E 1145 N Orem, Utah 84097, hereinafter referred to as “Licensor” and Alpha Genos, LLC, a Delaware company having a principal place of business at 5314 North 250 West, Suite 350, Provo, Utah 84604, hereinafter referred to as “Licensee.”

RECITALS:

WHEREAS, Licensor represents that it is the sole owner and inventor of certain inventions and know-how relating to endothermic generators that produce nitric oxide, described in the “Licensed Patents” defined below; and

WHEREAS, the Licensor and Licensee desire to enter into an Agreement for Licenses under the Licensed Patents, Licensed Products, and Know-How.

NOW THEREFORE, in consideration of the various payments, covenants, and agreements contained herein, the Licensor and Licensee agree as follows:

AGREEMENT:

SECTION 1.   DEFINITIONS

“Affiliate” means: (a) any person or entity which controls at least fifty percent (50%) of the equity or voting stock of the Licensee or (b) any person or entity of which fifty percent (50%) of the equity or voting stock is owned or controlled by the Licensee or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of Licensee or (d) any entity in which any officer or employee is also an officer or employee of Licensee or any person who is an officer or employee of Licensee or (e) any other relationship as in fact, constitutes actual control.

“Gross Revenues” means the total dollar amount invoiced on sales of Licensed Product and/or Licensed Processes by  Licensee, Sublicensee or  Affiliates, but  not  including tax,  warranty repairs, returns, or shipping charges. Total amount invoiced may include only promotional discounts allowed in amounts customary in the trade.

“Inventor” means the individual, John W. R. Miller.

“Licensed Field” shall include all uses related to an endothermic generator system, including all components capable of producing nitric oxide and filling cylinders or other containers, as well as any accessory or replacement parts that may be associated with said generator.

“Licensed Patents” means all of the following intellectual property:

(a)

Any and all U.S. and foreign patent application(s) filed by Licensor and disclosing or relating to generator systems that produce nitric oxide invented by Inventor as of the Effective Date, whenever filed;

      (b)

Any and all patents issuing from the patent applications identified in subsection

(a), including, but not limited to, any continuation-in-parts, letters patents, patents of addition, reissues, re-examinations, extensions, restorations, and supplementary protection certificates.

“Licensed Product” and “Licensed Process” means:

(a)

In the case of a Licensed Product, any product or part thereof, that:

(1)

is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which such product is made, used, imported or sold; or

(2)

is manufactured by using a process that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any such process is used or in which any such product is used, imported, or sold; or

(3)

incorporates, utilizes, or was developed utilizing Know-How or that is manufactured  using  Know-How  or  using  a  process  developed  using Know-How.

(4)

is an essential or ancillary product, active ingredient, accessory item or replacement item that is necessary in the use of the Licensed Product and/or Process.

(b)

In the case of a Licensed Process, any process, that:

(1)

is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which such process is practiced; or

(2)

incorporates, utilizes, or was developed utilizing Know-How. “Licensed Territory” shall be worldwide.

Patent Challenge” means a challenge to the validity, patentability, enforceability and/or non-infringement of any of the Licensed Patents or otherwise opposing any of the Licensed Patents.

“Know-How”  means  unpatented  technology,  trade  secrets,  and/or  information  that  was developed by the Inventor, including without limitation methods, processes, techniques, compounds,  materials, drawings,  indications,  data,  results  of  tests,  or  studies,  plans,  and expertise, whether patentable or not, which relates specifically to the Licensed Patents and existing as of the Effective Date, except that Know-How shall not include the Licensed Patents.

SECTION 2. GRANT OF LICENSES

Licensor hereby grants unto Licensee:

(a)

a worldwide, royalty-bearing, exclusive license, limited to the Licensed Field, under the Licensed Patents, to exclusively manufacture, have made, develop, engineer or modify, use, lease, import, export, offer to sell, sell, and have sold Licensed Products and/or Licensed Processes; and

(b)

a worldwide, royalty-bearing, exclusive license, limited to the Licensed Field, under the Know-How, to exclusively manufacture, have made, develop, engineer or modify, use, lease, import, export, offer to sell, sell, and have sold Licensed Products and/or Licensed Processes; and

(c)

a worldwide, royalty-bearing, non-exclusive license, to purchase, manufacture, have made, develop, engineer or modify, use, lease, import, export, offer to sell, sell, and have sold items listed in Exhibit B, (i.e., analyzer devices, delivery devices, or others items that may be listed in said Exhibit) that are used in relation to the Licensed Field.

Licensor hereby further grants the right to sublicense the Licenses granted herein under subsections (a) or (b), under the Licensed Field and under the Licensed Patents or Know How, subject however, to Licensor approving in writing the terms and conditions of any sublicense contemplated by Licensee, with such approval to not unreasonably be withheld.

SECTION 3.  PAYMENTS

License Issue Fees.  Licensee agrees to pay Licensor the following:

(a)

a First License Issue Fee of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be payable upon the later of either event to occur: 1) the submission of all necessary documentation by Licensor that is necessary to be reviewed by auditors, that bring Licensor’s corporate company records and reports up to date and current with all regulatory statutes, with all such documentation to be first initially reviewed and approved by a mutually agreed upon third party, or 2) within ninety (90) days of the Effective Date of this Agreement.

i.

Use of Proceeds of First License Issue Fee.  Upon receipt of the proceeds from the First License Issue Fee, Licensor agrees to use such proceeds to 1) pay any expenses incurred in the auditing and filing of documentation necessary for corporate company records/reports to be up to date with all regulatory statutes; and 2) use any remaining proceeds in the development and procurement of regulatory approval on the analyzer device and/or delivery device that is intended be used in conjunction with the generator system under the Licensed Field.

ii.

Right to Extend.  Licensor hereby agrees to grant Licensee, if elected by Licensee, two (2) thirty (30) day extensions to fund the First License Issue Fee.  To elect such right to extend, Licensee must provide written notice to Licensor of its election to extend and transfer contemporaneously with said notice Ten Thousand Dollars ($10,000) as an Extension Fee, for each extension elected.  Said notice and Extension Fee must be received by Licensor prior to the respective payment deadline. Any Extension Fees received by Licensor shall be immediately non-refundable and shall be credited as a partial payment towards the First License Issue Fee.

(b)

a Second License Issue Fee of Two Hundred Fifty Thousand Dollars ($250,000.00) to be payable according to the following installment schedule:

i.

a first installment of Fifty Thousand Dollars (50,000.00) to be paid within thirty (30) days of when a commercially viable Endothermic Generator Filling Station has been submitted for CE approval.

ii.

a second installment of Fifty Thousand Dollars ($50,000.00) to be paid within thirty (30) days of when regulatory approval has been received and acknowledges that the Endothermic Generator Filling Station is producing medical grade nitric oxide gas.

iii.

a third installment of One Hundred fifty Thousand Dollars ($150,000.00) shall be paid when the Endothermic Generator Filling Station has received either FDA or CE regulatory approval.  Upon the first of either approval to be obtained, the third installment fee shall be paid within thirty (30) days of written receipt of notice of approval by such regulatory agency.

Royalty on Licensed Patents, Licensed Processes, and Know How.  In addition to the License Issue Fee above, Licensee agrees to pay to Licensor a twenty percent (20%) royalty of Gross Revenues received by Licensee and any sublicensee from the Licensed Use of the Licensed Product and/or Licensed Processes.

No Annual Minimum Royalty Payments shall be paid by Licensee. If, however, Licensee ever sells or assigns the Licenses granted herein,  it shall be required that Licensee negotiate and obtain an Annual Minimum Royalty Payment in an amount mutually acceptable by Licensor and Licensee, for the benefit of Licensor, with said approvals not to be unreasonably withheld.

Timing of Payments.  All amounts owing to Licensor shall be paid on a monthly basis, due no later than thirty (30) calendar days following the end of each month in which invoiced payments owed to Licensee have been received and royalties have been earned. All payments made to Licensor under this Agreement shall be paid in U.S. dollars to Licensor at the address below:

Genosys INC

1132 E 1145 N

Orem, Ut 84097

Failure to make Payments.  In the event Licensee fails to make monthly royalty payments timely, interest shall accrue from the due date at the rate of one percent (1%) per month. However, in no event shall this interest provision be construed as a grant of permission for payment delay and/or waiver or forfeiture of the enforcement of default provisions found in this Agreement.  In addition to the penalty interest, Licensee shall be responsible for any charges Licensee incurred by an attorney, collection agency, or other out-of-pockets expenses that were utilized to collect overdue payments or enforce this Agreement.

Furthermore, if payment of monthly royalties, once begun, cease for more than three (3) months, the licenses granted herein under this Agreement shall immediately convert to non-exclusive licenses. However, exclusivity may be restored if all payments in arears, including any interest accrued, are fully paid within ninety (90) days of the date the Licenses were deeemed to have lost exclusivity, provided Licensor has not granted any other exclusive licenses by the time such payments are made.

Accounting of payments.  An accounting statement showing the detailed calculation of all amounts owed to Licensor shall accompany each payment.  All payments shall be made without deductions for taxes, assessments, or other charges of any kind which may be imposed on Licensor by the United States, any government outside of the United States, or any political subdivision of such government.  Each party shall assume responsibility for any taxes, assessments, or other charges that may apply to their respective share of Gross Revenues.

Record Keeping.  Licensee shall keep books and sufficient records to verify the accuracy and completeness of Net Revenues received, includings without limitation, inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes.   Such information shall be preserved for at least six (6) years after they are created, or as required by federal law, both during and after the term of this Agreement.

Licensee shall take all steps reasonably necessary so that Licensor may, within thirty (30) days of its written request, audit, review and/or copy all of the books and records at a single U.S. location to verify the accuracy of Licensee’s accounting.  Such review may be performed by any authorized employee of Licensor as well as by any attorneys and/or accountants designated by Licensor, upon reasonable notice and during regular business hours.  If a deficiency with regard to any payment hereunder is determined, Licensee shall pay the deficiency within thirty (30) days of receiving notice thereof along with interest in the amount of one percent (1%) per month. If a royalty payment deficiency for a calendar year exceeds three percent (3%) of the royalties paid for that year, then Licensee shall be responsible for paying Licensor’s out-of-pocket expenses incurred with respect to such review.

SECTION 4. TERM OF AGREEMENT

The term of this Agreement shall commence upon the execution of this Agreement and continue until to the expiration of all of the Licensed Patents, including throughout any extensions, continuation-in-parts, reissues, restorations, etc., which may be granted.  Thereafter, the parties may extend this Agreement upon written agreement prior to the expiration of the term.

SECTION 5. TERMINATION

Licensor may terminate this Agreement if Licensee:

(a)

is in breach of any provision of this Agreement, excluding those provisions relating to payments owed or for which remedies are already specifically provided, such termination to be effective sixty (60) days after written notice of such breach by Licensor, provided Licensee does not cure the breach within the 60-day period;

(b)

provides any false report; or

(c)

shall cease to carry on its business pertaining to Licensed Patents, Licensed Products and/or Licensed Processes.

Licensee may terminate this Agreement if

(a)

the Licensed Patents and/or Products are sued for alleged infringement and Licensor fails to defend, and Licensee desires to terminate the Agreement instead of incurring legal defense costs;

(b)

the Licensed Patents and/or Licensed Products are determined by  a court of competent jurisdiction to be held invalid, in which the remedies provided in

Section 8 shall also apply; or

(c)

Licensor is in breach of any provision in this Agreement, such termination to be effective sixty (60) days after written notice of such breach by Licensee, provided Licensor does not cure the breach within the 60-day period.

Effects of Termination.  In the event of Termination of this Agreement, the Licenses granted under this Agreement shall survive until the earliest to occur: 1) the sale and exhaustion of all existing inventory held by Licensee as of the effective termination date, or 2) the purchase by Licensor of any existing inventory held by Licensee as of the effective termination date, which shall be purchased at the lowest negotiated price Licensee has previously contracted with third parties for sale.

Upon termination of this Agreement, Licensee shall return any and all materials that contain or reflect licensed  Know-How  and  any  confidential  information  shall  be  either  returned  or destroyed.

Further, provisions in this Agreement relating to the treatment of confidential information, as described in Section 12 and the obligation of payment of earned Royalties described in Section 3, earned prior to the termination effective date, shall survive termination of this Agreement.

SECTION 6. CERTAIN WARRANTIES AND DISCLAIMERS OF LICENSOR

Licensor warrants that it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to Licensee in this Agreement.  Further, Licensor warrants that to the best of Licensor’s knowledge, it is not aware of any lawsuits, disputes, or third-party allegations that the Licensed Patents are  invalid or  unenforceable or  that the  manufacture, use,  or  sale  of  the Licensed Products and/or Processes would infringe any third-party rights.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES WITH RESPECT TO THE USE, SALE, OR OTHER DISPOSITIONS BY LICENSEE, OR THEIR VENDEES OR OTHER TRANSFEREES, OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

SECTION 7. PATENT PROSECUTION

Licensor will prosecute and maintain the Licensed Patents using counsel of its choice.  Licensee may request copies of documents sent to and received from the United States Patent and Trademark Office and foreign patent offices relating to Licensed Patents.   Licensee agrees to keep all such non-public information confidential.

Licensor shall pay any and all expenses associated with preparation, filing, prosecution, issuance, maintenance, and reporting of the Licensed Patents incurred prior to and after the Effective Date.

It shall be the responsibility of Licensee to keep Licensor fully apprised of the “small entity” status of Licensee with respect to the U.S. patent laws and with respect to the patent laws of any other countries, if applicable, and to inform Licensor of any changes in writing of such status, within thirty (30) days of any such change.

SECTION 8. INFRINGEMENT  AND INVALIDITY

Licensee shall promptly inform Licensor in writing of any alleged infringement of the Licensed Patents by a third party and of any available evidence thereof.

In the event that a declaratory judgment action is brought against Licensee or Licensor by a third party alleging invalidity, unpatentability, unenforceability, or non-infringement of the Licensed Patents, Licensor shall be responsible for the sole defense of the action at its own expense. Licensor does however retain the right to either modify or replace the Licensed Patents, Licensed Products and/or Processes with a non-infringing equivalent, settle with the opposing party, or obtain a license from the opposing party so that the Licensee may continue the use and exploit of the Licensed Patents, Licensed Products and/or Processes.  In the event that a non-infringing equivalent is proposed, it must be sufficiently demonstrated and approved by Licensee that the replacement or modification is functionally and commercially equivalent to the Licensed Products, and/or Processes. Further, if any lost profits are recovered from Licensor’s defense of the action, any profits recovered shall be retained by Licensor.

If Licensor fails to reasonably and adequately defend Licensed Patents, Licensed Products, and/or Processes, Licensee has the option to take over the defense of the action and shall be entitled to withold the monthly payment of royalties from the Licensor until it has recouped its costs in defending any litigation relating to the validity of the Licensed Patents, Licensed Products, and/or Processes.  Also in such circumstances, if any lost profits are recovered from Licensee’s  defense  of  the  litigation,  any  profits recovered  shall  be  retained  by  Licensee. Licensor herein reserves the right to approve any final settlement terms or licenses negotiated or to be granted by Licensee, with such approval from Licensor to not be unreasonably withheld.

In the event that the Licensed Patents, Licensed Products, and/or Processes are determined by a court of competent jurisdiction to be infringing or invalid and Licensor is unable to modify the intellectual property into a marketable, non-infringing equivalent, Licensee shall be entited to 1) terminate this Agreement immediately and 2) Licensor shall remit fifty percent (50%) of the royalties (excluding any license issue fees) previously paid under this Agreement back to Licensee.

SECTION 9. MANUFACTURING AND ENGINEERING

Licensee shall have the right to manufacture all Licensed Products at locations, vendors, or manufacturing facilities that are mutually agreed upon by both parties, such approval shall not be unreasonably withheld. Further, Licensee is allowed to make reasonable modifications to the manufacturing, engineering or design to current specifications of the Licensed Products, subject to the prior approval of Licensor which shall not be unreasonably withheld.  Any intellectual property rights that derive from said modifications or re-engineering shall be deemed to be owned by Licensor.

Licensee shall also be entitled to purchase at wholesale prices, mutually agreed upon products, necessary components, required active ingredients, or other items, from Licensor, described hereafter in Exhibit “B” of this Agreement, which said Exhibit may be updated and amended from time to time as mutually agreed upon by the Parties.   In the event that Licensor is able to provide an adequate supply of said products described in Exhibit B, Licensee shall be allowed to manufacture the items according to the standards and specifications provided by Licensor, according to the non-exclusive license granted herein this Agreement under Section 2(c).

SECTION 10.  CONSULTING AGREEMENT

Licensor agrees that Inventor will be available to consult with Licensee regarding the subject matter of the Licensed Patents and Know How.

Licensor agrees that Inventor will provide a reasonable number of hours based on hourly fee listed below of consulting to Licensee throughout the time period required for regulatory approval and initial production of the Licensed Product(s).  During this period, Licensee shall pay Licensor Eight Thousand Dollars ($8,000.00) per month as compensation for consulting services rendered by Inventor.

After regulatory approval is received and initial production is completed, Licensee shall pay Licensor, as compensation for Inventor’s consulting thereafter, an hourly fee of $ Licensee further agrees to reimburse Licensor for all reasonable out-of-pocket expenses incurred in connection with any consulting performed under this Agreement.

SECTION 11.  INDEMNITY

Licensee shall indemnify Licensor against all expenses, liabilities, and claims of every kind, including reasonable attorney fees, by or on behalf of any person or entity out of any of the following:

(a)

a failure by Licensee to perform any of the terms or conditions of this Agreement or failure to comply with any law, rule, regulation, verdict, edict of decree of any administrative agency or legal body whether associated with the use of generators and/or nitric oxide;

(b)

any injury or damage occuring from use of the Licensed Product and/or Licensed Processes and arising out of any act or omission, negligence or inadvertance of the Licensee; and

(c)

failure of the Licensee to comply with any law of any governmental authority.

Notwithstanding the above, however, Licensor shall defend and indemnify Licensee against all expenses, liabilities, claims or causes of action of any kind, including reasonable counsel fees, brought by or on behalf of any person or entity arising out of or resulting from Licensor's negligence, intentional or unintentional conduct which may be the subject of any lawsuit or claim against the Licensee, Licensee’s Company or associates.

SECTION 12. CONFIDENTIALITY Each Party shall maintain all information of the other Party which is treated by such other Party as proprietary or confidential (referred to herein as “Confidential Information”) in confidence, and shall not disclose, divulge or otherwise communicate such confidential information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and each party hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such confidential information by any of its Affiliates, directors, officers, employees, consultants, subcontractors or agents. The parties agree to keep the terms of this Agreement confidential, provided that each party may disclose this Agreement to their authorized agents and investors who are bound by similar confidentiality provisions. Notwithstanding the foregoing, Confidential Information of a party shall not include information which: (a) was lawfully known by the receiving party prior to disclosure of such information by the disclosing party to the receiving party; (b) was or becomes generally available in the public domain, without the fault of the receiving party; (c) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure; (d) is required by law, rule, regulation or legal process to be disclosed, provided that the receiving party making such disclosure shall take all reasonable steps to restrict and maintain to the extent possible confidentiality of such disclosure and shall provide reasonable notice to the other party to allow such party the opportunity to oppose the required disclosure; or (e) has been independently developed by employees or others on behalf of the receiving party without access to or use of disclosing party’s information as demonstrated by written record.

Each party’s obligations under this Section shall extend for a period of five (5) years from termination or expiration of this Agreement.

SECTION 13.  NOTICES

All notices to be given with respect to this Agreement shall be in writing. Each notice shall be sent by registered or certified mail, postage prepaid and return receipt requested, to the party to be notified, at the address set forth below:

LICENSOR:

GeNOsys Inc.

Attn: John W. R. Miller, CEO

1132 E 1145 N

Orem, UT 84097

LICENSEE:

Alpha Genos LLC

Attn: Arthur J Smithee Jr, Manager

5314 North 250 West, Suite 350

Provo, Utah 84604

Every notice shall be deemed to have been given at the time it shall be deposited in the United States mail in the manner prescribed herein. Nothing contained herein shall be construed to preclude personal service of any notice in the manner prescribed for personal service of a summons or other legal process. In addition, the above addresses may be changed upon written notice to the other party.

SECTION 14.  ASSIGNABILITY

This Agreement may not be transferred or assigned by Licensee except with the prior written consent of Licensor, in which case assignee assumes all responsibilities under this License. Licensor’s consent shall not be unreasonably withheld.

This Agreement is durable and binding upon all successors, assignees, or transferrees of either Licensor or Licensee, even in the event of insolvency, bankruptcy, liquidation, or having a receiver appointed to control assets.

SECTION 15.  SECURITY INTERESTS

If necessary for raising capital or obtaining a loan, Licensee shall be allowed to encumber or otherwise grant a security interest in the Licenses granted under this Agreement, however any party taking such security interest shall be bound by all terms of this Agreement.

SECTION 16.  WAIVERS

The failure of Licensor to insist on a strict performance of any terms and conditions hereof shall not be deemed a waiver of the rights or remedies that Licensor may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

SECTION 17.  ATTORNEY’S FEES

In the event of a dispute leading to a court determination of the rights of Licensor and Licensee, the prevailing party shall be entitled to collect from the other a reasonable attorney's fee in addition to all court costs.

SECTION 18.  APPLICABLE LAW

This agreement shall be governed by and construed in accordance with the laws of the State of Utah.

SECTION 19.  INDEPENDENT CONTRACTORS

The parties hereto are independent contractors and not joint ventures or partners.

SECTION 20.  PATENT MARKINGS

Licensee shall ensure that it applies patent markings that meet all requirements of U.S. law, 35 U.S.C. §287, with respect to all Licensed Products subject to this Agreement.

SECTION 21.  RIGHTS NOT TO BE SUSPENDED

Disputes or differences between Licensee and the Licensor shall not interrupt performance of this Agreement. In the event of any dispute or difference, parties may continue operations in the same manner as prior to the dispute until the matters have finally been determined between Licensee and the Licensor by judicial determination, if necessary.

SECTION 22.  CONTRACT FORMATION & AUTHORITY

Contract Formation. The submission of this Agreement does not constitute an offer, and this document shall become effective and binding only upon the execution by duly authorized representatives of both Licensee and Licensor.   Copies of this Agreement that have not been executed and delivered by both Licensor and Licensee shall not serve as a memorandum or other writing evidencing an agreement between the parties.   This Agreement shall automatically terminate and be of no further force and effect, without the requirement of any notice from Licensor to Licensee, if Licensor does not receive the License Issue Fee under Section 3

Authority. Licensor and Licensee hereby warrant and represent that the persons signing this Agreement have authority to execute this Agreement on behalf of the party for whom they have signed.

Severability. In the event any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

Section 23.  Force Majeure.

No default, delay, or failure to perform on the part of Licensee or Licensor shall be considered a default, delay or failure to perform otherwise chargeable hereunder, if such default, delay or failure to perform is due to causes beyond either party’s reasonable control including, but not limited  to:  strikes,  lockouts,  or  inactions  of  governmental  authorities,  epidemics,  war, embargoes, fire, earthquake, hurricane, flood, acts of God, or default of common carrier.  In the event of such default, delay or failure to perform, any date or times by which either party is otherwise scheduled to perform shall be extended automatically for a period of time equal in duration to the time lost by reason of the excused default, delay or failure to perform.

SECTION 24.  ENTIRE AGREEMENT; AMENDMENTS OR MODIFICATION

Entire Agreement. This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, shall vary or modify the written terms of this Agreement. This Agreement supersedes all prior written and oral negotiations, discussions, agreements and understandings related to such subject matter.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

Section Headings. The section headings herein have been inserted for convenience of reference only and shall not modify or restrict any of the terms or provisions hereof. Unless otherwise expressly provided, or unless the context shall otherwise require, words importing the singular shall include the plural and words importing the masculine gender shall include the feminine gender, and vice versa.

Amendments or Modifications. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

SECTION 25.  NO PRESUMPTION

Should any provision of this Agreement require judicial interpretation, the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party as the preparer of the Agreement, inasmuch as the parties acknowledge that they have jointly participated in the preparation hereof.

SECTION 26.  TIME IS OF THE ESSENCE

Time is of the essence in all provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

LICENSOR: GENOSYS INC                                        LICENSEE: ALPHA GENOS LLC

/s/ JOHN W. R. MILLER

/s/ ARTHUR J SMITHEE JR.

By: John W. R. Miller

By: Arthur J Smithee Jr.

Its: CEO

Its: Manager

EXHIBIT “A” TO AGREEMENT

Patent No:

Application No:

US7,220,393 B2

“Nitric Oxide Cylinder Filling Apparatus and Method” Pate Baird Ref # 3460-2-12P

EXHIBIT “B” TO AGREEMENT Negotiated Products and Pricing

1.

Analyzer/ Delivery Unit to be sold to Licensee at wholesale cost of $

per unit.